1 AMENDMENT TO EMPLOYMENT AGREEMENT This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into on July 7, 2023 and is effective as of July 1, 2023 (the “Amendment Effective Date”), by and between NewtekOne, Inc. (the “Company”), Newtek Bank, National Association (the “Bank”) and M. Scott Price (the “Executive”). WHEREAS, the Company, the Bank and Executive entered into an Employment Agreement dated as of May 16, 2023, pursuant to which the Executive is employed by the Company and the Bank as Chief Financial Officer (the “Employment Agreement”); WHEREAS, Section 18 of the Employment Agreement allows the Company, the Bank and Executive to amend the Employment Agreement; and WHEREAS, Company, Bank and Executive desire to amend the Employment Agreement. NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Bank and Executive agree to amend the Employment Agreement, as follows: 1. Section 3 is deleted in its entirety and replaced with the following: Annual Base Compensation. The Company agrees to pay the Executive a salary at the rate of $400,000 per annum from the Effective Date through June 30, 2023, and $433,000 per annum through the balance of the term of the Agreement, payable in cash not less frequently than monthly. This Amendment shall be effective as of the Amendment Effective Date. This Amendment shall be interpreted and enforced in accordance with the laws governing the Agreement, and the parties hereto agree to resolve any issues arising from this Amendment in accordance with the terms of the Employment Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Amendment with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument, and each counterpart will constitute an original of this Amendment. Except as specifically amended by this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect as written. In the event of any

-2- conflict between this Amendment and the Employment Agreement, the provisions of this Amendment shall control for all purposes. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement and understanding between the Company and the Executive concerning the subject matter hereof and supersedes all oral communication and prior writings with respect thereto. No further amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Employment Agreement. IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be duly executed in counterparts all as of the day and year first above written. [signature page follows]

[Signature page to Amendment to Employment Agreement] NEWTEKONE, INC. By: Barry Sloane Chief Executive Officer NEWTEK BANK, N.A. By: Barry Sloane Chief Executive Officer EXECUTIVE By: ___________________________ M. Scott Price